EXHIBIT 32.2
CERTIFICATION OF THE PRINCIPAL FINANCIAL OFFICER PURSUANT TO RULE 13a-14(b) OF THE EXCHANGE ACT AND 18 U.S.C. SECTION 1350
In connection with the Annual Report on Form 10-K of Curis, Inc. (the “Company”) for the period ended December 31, 2024 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Diantha Duvall, Chief Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, that:
(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	March 31, 2025	/S/ DIANTHA DUVALL
Diantha Duvall
Chief Financial Officer
(Principal Financial Officer)